EXHIBIT 7C

For period ending 04/30/2011 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.


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Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

129	Wells Fargo Advantage Small Cap Value Fund					N
134	Wells Fargo Advantage Intrinsic Small Cap Value Fund				N
135	Wells Fargo Advantage Small/Mid Cap Value Fund					N
136	Wells Fargo Advantage International Equity Fund					N
137	Wells Fargo Advantage Asia Pacific Fund						N
162	Wells Fargo Advantage Special Small Cap Value Fund				N
164	Wells Fargo Advantage International Bond Fund					N
171	Wells Fargo Advantage Traditional Small Cap Growth Fund				N
173	Wells Fargo Advantage Disciplined Global Equity Fund				N
174	Wells Fargo Advantage Emerging Markets Equity Fund				N
175	Wells Fargo Advantage Global Opportunities Fund					N
177	Wells Fargo Advantage Intrinsic World Equity Fund				N


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